Item 77Q1:

a.   Amended Schedule A dated June 5, 2001
to Agreement and Declaration of Trust
incorporated herein by reference to
Registrant's Post Effective
Amendment ("PEA") No. 50 filed August
14, 2001.

e.   Executed Amended Schedule A dated
October 23, 2001 to the Investment
Advisory Agreement dated July 11,
2001 incorporated herein by reference
to Registrant's PEA No. 53 filed
January 11, 2002.

Executed Investment Sub-Advisory
Agreement dated October 23, 2001 by
and between the Registrant, on behalf
of the PBHG REIT Fund, Pilgrim Baxter
& Associates, Ltd. and Heitman Real
Estate Securities LLC (formerly named
Heitman/PRA Securities Advisors LLC)
incorporated herein by reference to
Registrant's PEA No. 53 filed January
11, 2002.

g.   Combined proxy statement and
prospectus dated October 31, 2001
incorporated herein by reference as
filed November 13, 2001.